Exhibit 10.1

PURCHASE AGREEMENT AMONG DESTINATION TELEVISION, INC.,
 FRED DURHAM, AND AMERICAN BROADCAST GROUP LLC

Recitals

A.        WHEREAS Destination Television, Inc., a Delaware corporation (referred to herein as either "DSTV," "Destination," or "Buyer"), desires to acquire all of the outstanding member's interests of American Broadcast Group LLC, a Florida limited liability company ("ABG"), (the "Acquisition") from Fred Durham (" Seller").

B.         The boards of directors of DSTV and ABG, and the Seller have determined, subject to the terms and conditions set forth in this Agreement, that the purchase contemplated hereby, as a result of which ABG will become a wholly owned subsidiary of DSTV, is desirable and in the best interests of DSTV, ABG and their respective stockholders and members.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed Acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF ABG AND SELLER

As an inducement to, and to obtain the reliance of, DSTV, ABG and the Seller hereby represent and warrant as follows:

Section 1.1

Organization - ABG is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the jurisdictions in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Attached as Schedule 1.1, is a complete and correct copy of the articles of organization of ABG as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ABG's articles of organization.  ABG and Seller have full power, authority and legal right and have taken all action required by law, ABG's articles of organization or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2

Capitalization - Seller is the owner of all of ABG's outstanding member's interests.  As of the Closing Date hereof (as set forth in Section 3.5), all of the outstanding member's interests of ABG will be owned by Seller. All issued and outstanding member's interests are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person. ABG has no other securities, warrants or options authorized or issued.

Section 1.3

Subsidiaries - Except as otherwise set forth in the ABG's Schedules attached hereto, ABG not have any other subsidiaries and does not own, beneficially or of record, any shares of any other entity.

Section 1.4

Financial Statements - Attached hereto as Schedule 1.2 are ABG's audited financial statements for the fiscal year ending _______ __, 2006, as well as reviewed financial statements for  the period ending _____ __, 2007, all of which include a balance sheet and related statements of operations, member's equity, and cash flows and notes thereto. Relevant thereto:

(a) All such financial statements shall have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The ABG balance sheets shall present fairly as of their dates the financial condition of ABG; ABG does not have, as of the dates of such balance sheets, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all material assets reflected therein are properly reported and present fairly the value of the assets of ABG, in accordance with generally accepted accounting principles.  The statements of operations, member's equity and changes in financial position shall reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(b) ABG has no material liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c)  ABG has filed all, state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any; and

(d) The books and records, financial and others, of ABG are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

(e) ABG has agreed to have its financial statements for the short fiscal year ending _________ __, 2006 audited by Michael F. Cronin, CPA; and for the interim period ending ______ __, 2007 reviewed by Michael F. Cronin, CPA.

Section 1.5

Absence of Certain Changes or Events - Except as set forth in this Agreement (including the Schedules), or as otherwise disclosed to DSTV in writing, since December 31, 2006:

(a) There has not been: (i) any material adverse change in the business, operations, properties, assets or condition of ABG; or (ii) any damage, destruction or loss to ABG (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of ABG;

(b) ABG has not: (i) amended its articles of organization; (ii) declared or made, or agreed to declare or make, any distribution of any assets of any kind whatsoever to its member or purchased or redeemed or agreed to purchase or redeem any of its membership interests; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ABG; (iv) made any material change in its method of operation or accounting; or (v) entered into any other material transaction;

(c) ABG has not:  (i) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business so as total liabilities do not exceed $65,000; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the _____ _, 2007 ABG balance sheet and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; (iv) made or permitted any amendment or termination of any contract, agreement or license to which it is a party; or (v) issued, delivered or agreed to issue or deliver any membership interests, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury membership interests); and

(d) To the best knowledge of ABG and Seller, ABG has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of ABG.

Section 1.6

Title and Related Matters - Excluding any real property, which ABG does not own, ABG has good and marketable title to and is the sole and exclusive owner of all of its properties, interests in properties and assets (collectively, the "Assets") which are reflected in the ABG audited and unaudited balance sheets, or are being used by ABG but not appearing on the ABG balance sheets, such as intangibles and intellectual property, or acquired after that date (except properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto, or affected thereby, or otherwise materially impair present business operations on such properties; and (c) as described in the ABG Schedules.  Except as set forth in the ABG Schedules, no third party has any right to, and ABG has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of ABG or any material portion of its properties, assets or rights.

Section 1.7

Litigation and Proceedings - To the best of ABG's knowledge and belief, except as disclosed in the financial statements, there are no actions, suits, proceedings or investigations pending or threatened by or against ABG or affecting ABG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that if determined adversely would have a material adverse effect on the business, operations, financial condition or income of ABG.  ABG does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.8

Contracts - Except as included or described in Schedule 1.3 attached hereto:

(a) There are no material contracts, agreements or other commitments to which ABG is a party or by which it or any of its assets, products, technology or properties are bound; and

(b) Except as included or described in the ABG Schedules or reflected in the ______ __, 2007 ABG balance sheet in the ABG Schedules; ABG is not a party to any:  (i) employment agreement for any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) consulting or other similar contracts; (v) collective bargaining agreements; (vi) agreement with any present or former officer or director of ABG; or (vii) contract, agreement or other commitment involving payments by it of more than $5,000 in the aggregate.

Section 1.9

Material Contract Defaults - Except as set forth in the ABG Schedules, to the best of ABG's and Seller's knowledge and belief, ABG is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ABG.

Section 1.10

No Conflict with other Instruments - To the best of ABG and Seller's knowledge and belief, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ABG or Seller is a party or to which any of ABG's properties or operations are subject.

Section 1.11

Governmental Authorizations - To the best of ABG's and Seller's knowledge, ABG has all licenses, franchises, permits or other governmental authorizations legally required to enable ABG to conduct its business in all material respects as conducted on the date hereof and no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ABG or Seller of this Agreement or the consummation by ABG or Seller of the transactions contemplated hereby.

Section 1.12

Compliance with Laws and Regulations - To the best of ABG's and Seller's knowledge, except as disclosed in the ABG's Schedules, ABG has complied with all applicable statutes and regulations (including, but not limited to, ERISA, environmental laws, the Foreign Corrupt Procedures Act, and the Patriot Act, etc.) of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ABG or would not result in ABG's incurring any material liability.

Section 1.13

Approval of Agreement - The sole member the managing board of ABG has authorized the execution and delivery of this Agreement by ABG and has approved the transactions contemplated hereby.

Section 1.14

Material Transactions or Affiliations - Except as disclosed herein and in the ABG Schedules, there exists no material contract, agreement or arrangement between ABG and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ABG or Seller to own beneficially, ten percent (10%) or more of the issued and outstanding ABG membership interests and which is to be performed in whole or in part after the date hereof.

Section 1.15

Principals of ABG - During the past five-year period, except as disclosed on Schedule 1.5, no officer or director of ABG has been the subject of:

(a) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of  any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws.

(d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity; or

(e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

Section 1.16

Labor and Employment Disputes - To the best of its knowledge, there are no labor and/or employment disputes.

Section 1.17

Sophisticated Party - They are sophisticated parties and have such knowledge and experience in business and financial matters that such parties are capable of evaluating the risks and merits of this Acquisition, the results of the consummation thereof, and of making an informed decision regarding the consummation of this Acquisition.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF DSTV

As an inducement to, and to obtain the reliance of ABG and the Seller, DSTV hereby represents and warrants as follows:

Section 2.1

Organization -  DSTV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification.  Included in the DSTV Schedules (as hereinafter defined) are complete and correct copies of the certificate of incorporation and bylaws of DSTV as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of DSTV's certificate of incorporation or bylaws.  DSTV has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. DSTV has full power, authority and legal right and has taken all action required by law, its certificate of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

Section 2.2

Financial Statements - Included in the DSTV Schedules attached hereto are the audited balance sheet of DSTV for the fiscal years ended October 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the unaudited balance sheet and related statement of operations, stockholders' equity and cash flows for the six month period ended April 30, 2007.  Relevant thereto:

(a) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  The DSTV balance sheets present fairly as of their respective dates the financial condition of DSTV. DSTV did not have as of the date of any of such DSTV balance sheets any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of DSTV, in accordance with generally accepted accounting principles. The statements of operations, stockholder's equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(b) The books and records, financial and others, of DSTV are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles.

Section 2.3

Information - The information concerning DSTV as set forth in this Agreement and in the DSTV Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.4

Absence of Certain Changes or Events - Except as described herein or in the DSTV Schedules, since April 30, 2007:

(a) DSTV has not: (i) amended its certificate of incorporation or bylaws; (ii) made any material change in its method of management, operation or accounting;

(b) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of DSTV, or (ii) any damage, destruction or loss to DSTV (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of DSTV; and

(c) to the best knowledge of DSTV, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of DSTV.

(d) DSTV has not:  (i) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on its April 30, 2007 balance sheet and current liabilities incurred since that date in the ordinary course of business;  (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; or (iv) made or permitted any amendment or termination of any contract, agreement or license to which it is a party.

Section 2.5

Litigation and Proceedings - Except as set forth in Schedule 1.8, there are no actions, suits or proceedings pending or, to the best of DSTV's knowledge and belief, threatened by or against or affecting DSTV, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

Section 2.6

No Conflict with other Instruments - The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which DSTV is a party or to which any of its properties or operations are subject.

Section 2.7

Contract Defaults - To the best of DSTV's knowledge and belief, DSTV is not in default in any respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of DSTV, and there is no event of default in any respect under any such contract, agreement, lease or other commitment in respect of which DSTV has not taken adequate steps to prevent such a default from occurring.

Section 2.8

Governmental Authorizations -  To the best of DSTV's knowledge, DSTV has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by DSTV of the transactions contemplated hereby.

Section 2.9

Compliance with Securities Laws and Regulations -  To the best of DSTV's knowledge and belief, DSTV has complied with all applicable securities statutes and regulations (including, but not limited to, ERISA, environmental laws, the Foreign Corrupt Procedures Act, and the Patriot Act, etc.) of any federal, state or other governmental entity or agency thereof.  Further, DSTV is, as of the date of this Agreement, a "reporting company" under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and is current in filing all reports required to be filed pursuant to said Act.

The reports that DSTV has filed with the SEC have complied in all material respects with the requirements of Sarbanes-Oxley and that except as permitted by applicable law, since the enactment of Sarbanes-Oxley, DSTV has not, directly or indirectly, including by its subsidiaries, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for the benefit any executive officer of DSTV.

DSTV maintains disclosure controls and procedures that are consistent with those required for reporting companies that are subject to the provisions of Rule 13a-15 or Rule 15d-15 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

DSTV maintains internal control of financial reporting (as defined in Rule 13a-15 or Rule 15d-15 pursuant to the Exchange Act, as applicable).

Section 2.10

Approval of Agreement - The board of directors of DSTV has authorized the execution and delivery of this Agreement by DSTV and has approved the transactions contemplated hereby and the stockholders of DSTV are not required under the laws of Delaware to approve the transactions contemplated hereby.

Section 2.11

Principals of DSTV - During the past five year period, no officer or director of DSTV has been the subject of:

(a) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of  any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

(d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity; or

(e) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

Section 2.12

SEC Filings - None of DSTV's SEC filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of such filings.

Section 2.13

Issuance of DSTV's Stock to Seller - The shares of DSTV's capital stock that will be issued by it pursuant to Section 3.1 in connection with the consummation of this Acquisition, when issued, will be validly issued, fully paid and nonassessable and no shareholder of DSTV will have any preemptive right of subscription or purchase regarding those shares.

DSTV will not sell, offer for sale or solicit offers to purchase any of its securities that would be integrated with the issuance of the shares of its capital stock that it will issue pursuant to Section 3.1 in connection with consummation of this Acquisition in such a manner that will require the registration of those shares of its capital stock.

Section 2.14

Labor and Employment Disputes - To the best of their knowledge, there are no labor and/or employment disputes.

Section 2.15

Sophisticated Parties - They are sophisticated parties and have such knowledge and experience in business and financial matters that such party is capable of evaluating the risks and merits of that transaction and the results of the consummation thereof and of making an informed decision regarding the consummation of that transaction.

Section 2.16

Title and Related Matters - Excluding any real property, which DSTV  does not own, DSTV has good and marketable title to and is the sole and exclusive owner of all of its properties, interests in properties and assets (collectively, the "Assets") which are reflected in the DSTV audited and unaudited balance sheets, or are being used by DSTV but not appearing on DSTV's  balance sheets, such as intangibles and intellectual property, or acquired after that date (except properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto, or affected thereby, or otherwise materially impair present business operations on such properties; and (c) as described in the DSTV Schedules.  Except as set forth in the DSTV Schedules, no third party has any right to, and DSTV has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of DSTV or any material portion of its properties, assets or rights.

Section 2.17

Capitalization - The authorized capital stock of DSTV consists of (i) a total sum of TWO HUNDRED MILLION (200,000,000) shares of $0.0001 par value common stock, of which 48,533,760 are issued and outstanding, and (ii) three million seven hundred (3,750,000) shares of $0.0001 par value Series B Convertible Preferred Stock, of which 3,750,000 are issued and outstanding, and are owned by Gordon Scott Venters.  All issued and outstanding shares are legally issued, fully paid and non-assessable, and are not issued in violation of the preemptive or other rights of any person. DSTV has no other securities, warrants or options authorized or issued, except as set forth herein.

ARTICLE III

CONSIDERATION, CLOSING, AND TERMINATION

Section 3.1

Delivery of Updated ABG Financial Statements

ABG and Seller shall deliver to Buyer at least seven (7) days before the scheduled Closing (as defined in Section 3.5 herein) audited financial statements of ABG as of and for the period ending ______ __, 2006 and reviewed financial statements of ABG as of and for the period ending as of July 31, 2007.

Purchase of Stock and Consideration

Buyer hereby agrees to purchase all of the outstanding membership interests of ABG (the "Acquired Interests"), all of which are owned beneficially and of record by SELLER. The Acquisition will be accomplished by all of the Acquired Interests being exchanged by the Seller at the Closing for shares of DSTV restricted common stock ("DSTV Shares"). DSTV shall issue at the Closing (as defined in Section 3.5 herein) to the Seller, in total, three million five hundred twenty thousand (3,520,000) DSTV Shares.

All of the DSTV Shares shall be distributed to the Seller, except for 50,000 shares that shall be issued to Finder as set forth in Section 8.1 herein.

Section 3.2

Restricted Shares

(a) None of the DSTV Common Shares to be issued to the Seller and Finder, as described in Section 3.1, shall, at the time of Closing, be registered under Federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").  All of such shares shall bear a legend worded substantially as follows: "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."  DSTV will prepare and file any and all notices that are necessary or appropriate to perfect or evidence each exemption from the registration or qualification requirements of applicable federal and state securities laws relating the issuance of those shares of its capital stock to Seller pursuant to Section 3.1 of this Agreement.

(b) Notwithstanding the availability of any exemption from registration under the Act, including exemption under Rule 144, and notwithstanding the effectiveness of any Registration Statement that may cover such stock, Seller agrees not to sell more than 10% of such stock per calendar quarter.  Seller also agrees to comply with all Federal and state securities laws, rules, and regulations governing any sales of such stock.

(c) The transfer agent of DSTV shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above.

Section 3.3

Tax Treatment

The transaction contemplated hereby is intended to qualify as a so-called "tax-free" reorganization under the provisions of Section 368 of the Internal Revenue Code.  DSTV, ABG, and Seller acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

Section 3.4

Events Prior to Closing -Upon execution hereof or as soon thereafter as practical, management of DSTV and ABG shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

Section 3.5

Closing - Unless this Agreement shall have been terminated pursuant to Section 3.6 herein, a Closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of DSTV on August 1, 2007, or on such other date as may be mutually agreed upon in writing (the "Closing Date").

Conditions to the Closing of the Acquisition - The Closing of this Agreement will be subject to the following conditions:

(a)  Except as otherwise approved in writing by the parties, there shall not have been any material adverse change in the operations or business (financial or otherwise) of ABG or DSTV.

(b)  There shall not be any pending or threatened litigation regarding the transactions contemplated hereby.

Closing Deliveries - At the Closing:

(a)  Seller will deliver to DSTV:

              (i)  membership interest certificates of ABG representing all of the issued and outstanding membership interests of ABG, duly endorsed for transfer to DSTV, with a Medallion guarantee;

              (ii)   the Seller's Closing Certificate (pursuant to Section 5.3 herein); and

              (iii)  the Seller's Investment Letter (pursuant to Section 5.5 herein).

              (iv)    the employment agreement in the form of Schedule 3.5(a)(iv), signed by Fred Durham and American Broadcast Group LLC  (the "Durham Employment Agreement");

              (v)      the employment agreement in the form of Schedule 3.5(a)(v), signed by Lee Mertins and American Broadcast Group LLC (the "Mertins Employment Agreement"); and

 (b)   DSTV will deliver to Seller:

              (i)   the DSTV Common Shares (pursuant to Section 3.1 herein);

              (ii)  the DSTV Officer's Certificate (pursuant to Section 6.2 herein); and

              (iii)  the DSTV Directors' Certificate (pursuant to Section 6.2 herein).

Section 3.6

Methods of Termination - This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time upon notice to the other party on or prior to the Closing Date:

(a) By mutual written consent of DSTV and Seller;

(b) By DSTV if any condition in Article V herein has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of DSTV to comply with its obligations under this Agreement), and DSTV has not waived such condition in writing on or before such date;

(c) By ABG or Seller if any condition in Article VI herein has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of ABG and/or Seller to comply with its obligations under this Agreement), and ABG or Seller has not waived such condition in writing on or before such date; or

(d) By either DSTV or Seller, if the Closing shall not have occurred on or before the Closing Date or the Termination Date, as applicable; provided, however, that the right to terminate this Agreement under this Section 3.6(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement, has been the cause of or resulted in, the failure of the Closing Date to occur on or before the Termination Date.

(e) By the board of directors of either DSTV or ABG at any time prior to the Closing Date if (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

Effect of Termination

(a) Each party's right of termination under this Section 3.6 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to this Section 3.6, no party hereto shall have any liability or further obligation to any other party to this Agreement, except that the obligations of the parties in this Section 3.6 and all of the sections of Article 8 will survive;  provided, however , that if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply with its obligations under this Agreement, the terminating party may at its option enforce its rights against such breaching or defaulting party and seek any legal or equitable remedies which may be available, including without limitation specific performance.

(b) In the event of termination pursuant to this Section 3.6, each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

ARTICLE IV

SPECIAL COVENANTS

Section 4.1

Access to Properties and Records - Upon reasonable prior notice to ABG and during ABG's normal business hours, ABG will afford to the officers and authorized representatives of DSTV full access to the properties, books and records of ABG, in order that DSTV may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of ABG, and ABG and Seller will furnish DSTV with such additional financial and operating data and other information as to the business and properties of ABG, as DSTV shall from time to time reasonably request.

Section 4.2

Information for DSTV Public Reports - ABG and Seller will furnish DSTV with all information concerning ABG, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by DSTV pursuant to the Securities Act of 1933, the Exchange Act, or any other applicable federal or state law. ABG and Seller covenant that all information so furnished, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.  Notwithstanding any language to the contrary in this Section 4.2 or otherwise in this Agreement, each of the parties hereto shall consult with the other before issuing any press release or otherwise making any public statement or making any other public disclosure relating to this Agreement or the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other, which approval shall not be unreasonably withheld, except as may be required by law.

Section 4.3

Third Party Consents - DSTV, ABG, and Seller agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.4

Actions Prior to Closing

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the DSTV or ABG Schedules or as permitted or contemplated by this Agreement, the parties hereto will each use its best efforts to (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business; (v) maintain and preserve its business organization intact, retain its key employees and maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, DSTV, ABG, and Seller each agree that it will not, without the prior written consent of the other parties (i) except as otherwise specifically set forth herein, make any change in its charter documents; (ii) declare or pay any dividend on its outstanding shares of capital stock or membership interests, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein; (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers; (iv) confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock or membership interests;  (v) purchase or redeem any shares of its capital stock or membership interests, except as disclosed herein; or (vi) directly or indirectly, increase the compensation paid by that party to any of that party's employees, directors, or officers.

(c) Between the date of this Agreement and the Closing Date, each of the parties hereto, to the extent applicable, will use their best efforts to cause the Closing conditions in Articles 5 and 6 to be satisfied.

Section 4.5

Indemnification

(a) ABG and the Seller hereby agree to indemnify DSTV and each of the officers, agents and directors of DSTV as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any (i) inaccuracy appearing in or misrepresentation made in this Agreement by ABG or the Seller, or (ii) breach of any covenant or obligation of ABG or the Seller in this Agreement or in any Schedule delivered by ABG or Seller pursuant to this Agreement.  Except as may be specifically provided elsewhere in this Agreement, the indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) DSTV  hereby agrees to indemnify ABG and each of the officers, agents, current members of ABG as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any (i) inaccuracy appearing in or misrepresentation made in this Agreement by DSTV, or (ii) breach of any covenant or obligation of DSTV in this Agreement.  Except as specifically provided elsewhere in this Agreement, the indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section 4.6

Relocation of ABG's Headquarters

As soon as practicable after the Closing, ABG's headquarters will move to DSTV's offices in Fort Lauderdale, Florida.

Section 4.7

Employment Agreements with ABG -Prior to Closing, Fred Durham and Lee Mertins will enter into two-year employment agreements with ABG.

Section 4.8

Use of Proceeds from Sale of Stock - It is the intention of the parties that for a period of one year from the date of Closing, DSTV will apply one-third of any proceeds received from the issuance of its stock for use in sales and marketing efforts.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF MAGIC

The obligations of DSTV under this Agreement are subject to the satisfaction, at or before the Closing Date, of all of (i) the following conditions, and (ii) the conditions set forth in Section 3.5 hereof (any of which may be waived by DSTV in writing, in whole or in part):

Section 5.1

Accuracy of Representations - The representations and warranties made by ABG and the Seller in this Agreement were true when made and shall be true in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and ABG and the Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ABG and the Seller prior to or at the Closing. As further set forth in Section 5.3 herein, DSTV shall be furnished with a certificate, signed by a duly authorized officer of ABG and dated the Closing Date, to the foregoing effect.

Section 5.2

Approval by Members - The Members of ABG (i.e., Seller) shall have approved this Agreement and the transactions contemplated thereby by executing a letter to such effect dated as of the Closing Date.

Section 5.3

Officer's Certificate - DSTV shall have been furnished with a certificate (the "ABG's Closing Certificate") dated the Closing Date and signed by Seller to the effect that: (a) the representations and warranties of ABG and the Seller set forth in the Agreement and in all Schedules furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) ABG and the Seller have performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of ABG's reviewed Balance Sheet of ______ __, 2007, and other than as previously disclosed to DSTV in writing, ABG has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of ABG  and Seller, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ABG Schedules, by or against ABG which might result in any material adverse change in any of the assets, properties, business or operations of ABG.

Section 5.4

No Material Adverse Change - Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of ABG, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ABG.

Section 5.5

Investment Letters - DSTV shall have received from the Seller a letter commonly known as an "investment letter" (the "Seller's Investment Letter") agreeing that the DSTV Common Shares to be received pursuant to the Acquisition are, among other things, being acquired for investment purposes and not with a view to public resale, are being acquired for the investor's own account, and that the Shares are restricted and may not be resold without registration, except in reliance of an exemption therefrom under the Securities Act of 1933.

Section 5.6

Other Items - DSTV shall have received from ABG and the Seller such further documents, certificates or instruments relating to the transactions contemplated hereby as DSTV may reasonably request.

Section 5.7

Seller's Performance - All of the covenants and obligations that ABG and the Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.  Each document required to be delivered by ABG and the Seller at the Closing pursuant to Section 3.5 herein must have been delivered.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF ABG AND SELLER

The obligations of ABG and Seller under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of all of (i) the following conditions, and (ii) the conditions set forth in Section 3.5 hereof (any of which may be waived by ABG or Seller in writing, in whole or in part):

Section 6.1

Accuracy of Representations -  The representations and warranties made by DSTV in this Agreement were true when made and shall be true in all material respects as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and DSTV shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by DSTV prior to or at the Closing.  As further set forth in Section 6.2 herein, ABG shall have been furnished with a certificate, signed by a duly authorized executive officer of DSTV and dated the Closing Date, to the foregoing effect.

Section 6.2

Closing Certificates - Seller shall be furnished with a certificate (the "DSTV Officer's Certificate") dated the Closing Date and signed by a duly authorized officer of DSTV to the effect that:  (a) the representations and warranties of DSTV set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) DSTV has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Closing Date; and (c) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of DSTV, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the DSTV Schedules,  by or against DSTV which might result in any material adverse change in any of the assets, properties, business or operations of DSTV. At the Closing, Seller shall also be furnished with a certificate (the "DSTV Directors' Certificate") dated as of the Closing Date and signed by the secretary of DSTV to the effect that the transactions contemplated by this Agreement have been adopted, ratified, confirmed and approved in all respects by the board of directors of DSTV.

Section 6.3

No Material Adverse Change - Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of, DSTV.

Section 6.4

Issuance of Shares to Seller - The DSTV Common Shares of restricted stock to be issued to the Seller at Closing will be validly issued, nonassessable, and fully paid under Delaware corporation law and will be issued in a nonpublic transaction in compliance with all federal, state and applicable securities laws.

Section 6.5

Compliance with Reporting Requirements - As of the Closing Date, DSTV shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Exchange Act.

Section 6.6

Other Items - ABG and Seller shall have received from DSTV such further documents, certificates, or instruments relating to the transactions contemplated hereby as ABG and Seller may reasonably request.

Section 6.7

DSTV's Performance - All of the covenants and obligations that DSTV is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.  Each document required to be delivered by DSTV at the Closing pursuant to Section 3.5 herein must have been delivered.

ARTICLE VII

POST CLOSING COVENANTS

Section 7.1

Financial Statements - After the Closing, DSTV shall timely file a current report on Form 8-K to report the closing of the Acquisition.  In addition, for a period of 12 months following the Closing, DSTV shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by DSTV under the Securities Exchange Act of 1934.

ARTICLE VIII

MISCELLANEOUS

Section 8.1

Brokers and Finders - Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement.

Notwithstanding the above, in the event that this anticipated Acquisition closes, Drew Chesler (" Chesler") will receive a finder's fee of 50,000 restricted DSTV common shares as final payment for any services rendered in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. Chesler had previously been paid $5,000 by DSTV on July __, 2007. Chesler agrees to comply with all Federal and state securities laws, rules, and regulations governing any sales of such stock.

The parties each agree to indemnify the other(s) against any claim by any third person not listed above for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.2

Law, Forum and Jurisdiction - This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to conflicts of laws principles.  Each of the parties hereto hereby irrevocably submit to the jurisdiction of any Florida state or federal court sitting in Broward County, Florida over any action arising out of or relating to this Agreement.

Section 8.3

Notices - Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to DSTV:	Gordon Scott Venters Destination Television, Inc. 530 North Federal Highway Fort Lauderdale, FL 33301

If to ABG:	American Broadcast Group LLC _________________ __________ , FL _____

If to Seller:	Fred Durham _________________ __________ , FL _____

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

Section 8.4

Attorneys' Fees - In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.5

Confidentiality - Except as otherwise required by law, all proprietary information concerning a party provided to the other parties (oral, written or otherwise), including all documents and copies of documents or papers containing proprietary information ("Evaluation Information") will be kept in confidence by the receiving party.  The party receiving such Evaluation Information will take reasonable steps necessary to ensure the confidentiality of the Evaluation Information by itself, its employees, agents, consultants, advisors and affiliates.  Evaluation Information does not include information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its affiliates or representatives; (ii) was within or comes into the receiving party's possession, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the party providing the information; (iii) is disclosed by the receiving party to others with the consent of the other party; or (iv) is independently developed by the receiving party.  Notwithstanding the foregoing, any party hereto may make a disclosure of confidential information if said disclosure is ordered by any arbitrator, court or governmental authority, provided that the disclosing party provide the other party with immediate prior written notice of such order so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 8.5  Each of the parties hereto acknowledges and agrees that the other party's confidential information constitutes valuable, proprietary, special and unique assets, and that any breach or threatened breach of this Section 8.5 would cause irreparable injury for which money damages would be an inadequate remedy.  Accordingly, the injured party shall be entitled, without any requirement for security or the posting of any bond, to specific performance and injunctive and other equitable relief from the breach or threatened breach of any such covenant, in addition to and not in limitation of any other legal or equitable remedies which may be available.  The confidentiality provisions of this Section 8.5 shall survive any termination of this Agreement indefinitely.

Section 8.6

Force Majeure -Each party's obligations herein under shall be extended during the time period (not to exceed thirty (30) days) of any force majeure which prevents such party's performance, except for the payment of monies due,

Section 8.7

Entire Agreement - This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.  Any and all prior oral or written agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement.

Section 8.8

Survival; Termination - Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

Section 8.9

Counterparts, Facsimile Execution -This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  One or more counterparts of this Agreement may be delivered via facsimile with the intention that they shall have the same effect as an original executed counterpart hereof.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, a fax or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.

Section 8.10

Amendment or Waiver - Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended only by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended only by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.11

Incorporation of Recitals - All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 8.12

Expenses - Each party herein shall bear all of their respective costs and expenses, incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

Section 8.13

Headings; Context - The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 8.14

Benefit - This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 8.15

Severability - In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 8.16

Further Assurances - At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.  Each party will update and provide to each other party, when and as necessary or appropriate, such party's disclosure schedule.

Section 8.17

Execution Knowing and Voluntary - In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

American Broadcast Group LLC,	Destination Television, Inc.,
a Florida limited liability company	a Delaware corporation
/s/ Fred Durham	/s/ Gordon Scott Venters

By: Fred Durham	By: Gordon Scott Venters
Its: Managing Member	Its: President and CEO

/s/ Fred Durham

Fred Durham
Seller